           COVER

As filed with the Securities and Exchange Commission on April 17, 1998
                                            Registration No. ___________

                        SECURITIES AND EXCHANGE COMMISSION
                                     Form S-3
             Registration Statement under The Securities Act of 1933

                              OUTBACK STEAKHOUSE, INC.
              (Exact name of registrant as specified in its charter)

                Delaware                            59-3061413
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

    550 North Reo Street, Suite 200, Tampa, FL 33609, Tel:  (813) 282-1225
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      JOSEPH J. KADOW, VICE PRESIDENT
                          Outback Steakhouse, Inc.
    550 North Reo Street, Suite 200, Tampa, FL 33609, Tel:  (813) 282-1225
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     COPY TO: JOHN M. GHERLEIN, ESQ.
                          Baker & Hostetler LLP
          1900 East 9th Street, Suite 3200, Cleveland, Ohio 44114-3435,
                      Telephone:  (216) 861-7398

      Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

                                      Proposed    Proposed
                                      Maximum     Maximum
Title of Each Class of  Amount to    Offering    Aggregate   Amount of
   Securities to be        be        Price Per    Offering   Registra-
      Registered       Registered     Share (F1)   Price      tion Fee
Common Stock, $.01 par   46,346      $39.0625    $1,810,390.63 $534.07
value

(F1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low sale prices on April 16, 1998, of the Registrant's Common Stock as reported on the NASDAQ National Market System.

        The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company should file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS                                        Subject to Completion
                                                         April 17, 1998

                       OUTBACK STEAKHOUSE, INC.

                           46,346 Shares
                    Common Stock, $.01 par value

       This Prospectus relates to shares of Common Stock of Outback Steakhouse, Inc. (the "Company") which may be offered for sale from time to time for the account of a stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder." Shares may be offered until __________, 1998 [45 days after the date of the Prospectus] for the account of the Selling Stockholder. See "The Offering." The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder. The Company's Common Stock is traded on the NASDAQ National Market System under the symbol "OSSI." On __________, 1998, the last reported sale price of the Common Stock was $______ per share.
                   ---------------------------------
       The distribution of shares of Common Stock by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, on the NASDAQ National Market System, or on any exchange on which the Common Stock may then be listed in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combina-tion of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder also may pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

       All expenses of the registration of the Common Stock covered by this Prospectus will be borne by the Company pursuant to preexisting agreements, except that the Company will not pay (i) any Selling Stockholder's underwriting discounts or selling commissions, or (ii) fees and expenses of any Selling Stockholder's counsel.

       See "Risk Factors" beginning on Page 5 for a discussion of certain risk factors that should be considered by prospective investors.
                  -----------------------------------
       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus is [April] ___, 1998.



                           RED HERRING

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                        AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information (including proxy and information statements) filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is traded in the NASDAQ National Market System under the symbol "OSSI." Information regarding the Company may also be inspected at such exchange.

        This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock.

                        INCORPORATION OF
                  CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

        (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

        All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and shall be deemed to be a part hereof from the respective dates of filing of such reports and other documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any and all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are incorporated by reference therein). Requests for such copies should be directed to Outback Steakhouse, Inc., 550 North
Reo Street, Suite 200, Tampa, Florida 33609, Attention: Robert S. Merritt, Sr. Vice President, Telephone (813) 282-1225.

                           THE OFFERING

        Up to 46,346 shares may be offered from time to time until__________, 1998 [45 days after the date of this Prospectus] for the account of the Selling Stockholder. See "Selling
Stockholder."

                           THE COMPANY

        The Company was incorporated in October 1987, as Multi-Venture Partners, Inc., a Florida corporation. In January 1990, the
Company changed its name to Outback Steakhouse, Inc., and in April 1991, the Company changed its name to Outback Steakhouse of Florida, Inc. ("Outback Florida"). Outback Steakhouse, Inc., a Delaware corporation ("Outback Delaware"), was formed in April
1991, as part of a corporate reorganization completed in June 1991, in connection with the Company's initial public offering. As a result, Outback Delaware became a holding company for Outback
Florida. Unless the context requires otherwise, references to the "Company" or "Outback" mean Outback Delaware, its wholly owned subsidiaries Outback Florida and Carrabba's Italian Grill, Inc., and each of the limited partnerships and joint ventures controlled by the Company. The Company's principal executive offices are located at 550 North Reo Street, Suite 200, Tampa, Florida 33609.
The Company's telephone number is (813) 282-1225.

        As of December 31, 1997, the Company's Outback Steakhouse(R) restaurant system included 459 full-service restaurants, 72 of which are franchised to unaffiliated domestic franchisees and 14 of which were franchised to unaffiliated international franchisees.
The restaurants serve dinner only and feature a limited menu of high quality, uniquely seasoned steaks, rack of lamb, prime rib, chops, ribs, chicken, fish, and pasta. The restaurants also offer specialty appetizers, including the signature "Bloomin' Onion(R)," desserts and full liquor service. The Company believes that it differentiates its restaurants by:

        .      emphasizing consistently high quality ingredients and
               preparation of a limited number of menu items that appeal
               to a broad array of tastes;
        .      featuring generous portions at moderate prices;

        . attracting a diverse mix of customers through a casual dining atmosphere emphasizing highly attentive service;

        . hiring and retaining experienced restaurant management by providing general managers the opportunity to purchase a 10% interest in the restaurants they manage; and

        . limiting service to dinner for the majority of its locations(generally from 4:30 p.m. to 11:00 p.m.), which reduces the hours of restaurant management and employees.

        In April 1993, the Company purchased a 50% interest in the cash flows of two Carrabba's Italian Grill(R) restaurants located in Houston, Texas (the "Original Restaurants"), and entered into a 50-50 joint venture with the founders of Carrabba's(R) to develop additional Carrabba's Italian Grill(R) restaurants. In January 1995, the Company and the Carrabba's(R) founders reached an agreement to reorganize the Carrabba's(R) concept. Under the terms of the agreement, the founders obtained sole ownership of the Original Restaurants, and the Company obtained sole ownership of the Carrabba's(R) concept and the four restaurants in Florida. The original 50-50 joint venture will continue to develop restaurants in the State of Texas. The Company has sole ownership of restaurants outside of Texas, will continue to develop Carrabba's Italian Grills outside of Texas as Company-owned restaurants, and will pay royalties to the founders ranging from 1.0% to 1.5% of sales of Carrabba's(R) restaurants opened after 1994.

        As of December 31, 1997, the Company's Carrabba's Italian Grill(R) concept included 60 full-service restaurants, 11 of which were operated by joint ventures in which the Company had a 45% interest. The restaurants have a casual atmosphere, serve dinner only, and feature a limited menu of high quality Italian cuisine including a variety of pastas, chicken, seafood, veal and wood-fired pizza. The restaurants also offer specialty appetizers, desserts, coffees and full liquor service.

        In the fourth quarter of 1997, the Company recorded a pre-tax charge to earnings of $26,001,000 which included approximately
$23,113,000 for the write down of certain impaired assets and $2,888,000 related to restaurant closings, severance and other costs. The write down primarily related to Carrabba's restaurant properties, nine of which were closed during the fourth quarter of 1997.

                             RISK FACTORS

        Prospective purchasers should carefully consider the following information in addition to the other information contained in this Prospectus in evaluating an investment in the Common Stock.

Growth Strategy

        The Company has experienced substantial growth and expects to maintain a rapid pace of development by opening approximately 80-95 Outback Steakhouse(R) restaurants in 1998 and 1999, of which 50 to 55 are expected to be Company owned, 15 to 20 of which are expected to be operated by domestic franchisees, and 15 to 20 of which are expected to be operated by international franchisees. The Company expects to open approximately 8-10 Carrabba's Italian Grill(R) restaurants in 1998 and 1999, the majority of which will be Company owned and located in existing markets where it has demonstrated success. The Company's ability to achieve this restaurant opening schedule will depend on a number of factors, including the availability of suitable locations, the ability to hire and train skilled management personnel, the availability of adequate financing, and other factors, some of which are beyond the control of the Company. There can be no assurance that the Company will be able to continue to open all its planned new restaurants or that, if opened, those restaurants can be operated profitably or as profitably as the Company's existing restaurants. Moreover, the opening of additional restaurants in the same market areas could have the effect of attracting customers from existing restaurants located in that area. To date, the Company has not experienced the same level of success in the development of the Carrabba's(R) restaurant concept as it has experienced in the development of the Outback Steakhouse(R) restaurant concept.

Competition

        The restaurant industry is intensely competitive with respect to price, service, location, and food quality, and there are many well-established competitors with substantially greater financial and other resources than the Company. Recently there has been increasing competition developing in the mid-price, full-service, casual dining segment in which the Company's restaurants operate.
A number of these companies operate steakhouses and have announced their intention to expand rapidly, including into markets in which the Company's restaurants are located. Some of the Company's competitors have been in existence for a substantially longer period than the Company and may be better established in the markets where the Company's restaurants are or may be located. The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demo-graphic trends, traffic patterns, and the type, number, and location of competing restaurants. In addition, factors such as inflation, increased food, labor and benefits costs, and the availability of experienced management and hourly employees may adversely affect the restaurant industry in general and the Company's restaurants in particular.

Dependence on Personnel

        The success of the Company's business will continue to be highly dependent upon Messrs. Sullivan, Basham, and Gannon. The loss of the services of one or more of them could have a materially adverse effect upon the Company's business and development. The Company's continued growth also will depend upon its ability to attract, retain and motivate additional skilled management and operating personnel. Failure by the Company to attract and retain such employees in the future could have an adverse effect on the Company's operations.

Government Regulation

        The Company is subject to various federal, state and local laws affecting its business. Each of the Company's restaurants is subject to licensing and regulation by a number of governmental authorities, which may include alcoholic beverage control, health and safety and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failures to obtain the required licenses for approvals could delay or prevent the development of a new restaurant in a particular area.

        Approximately 14.2% of the Company's revenues is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of the Company's restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain liquor or food service licenses would adversely affect the restaurant's operations.

        The Company may be subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries liquor liability coverage as part of its existing comprehensive general liability insurance and has never been named as a defendant in a lawsuit involving "dram-shop" statutes.

        The Company's restaurant operations are also subject to federal and state minimum wage laws governing such matters as working conditions, overtime and tip credits. Significant numbers of the Company's food service and preparation personnel are paid at rates related to the federal minimum wage and, accordingly, further increases in the minimum wage could increase the Company's labor costs.

        The Americans With Disabilities Act prohibits discrimination in employment and public accommodations on the basis of disability. The Act became effective in January 1992 with respect to public accommodation and July 1992 with respect to employment. Under the Act, the Company could be required to expend funds to modify its restaurant to provide service to, or make reasonable accommodations for the employment of, disabled persons.

                         USE OF PROCEEDS

        The Company will not receive any proceeds from the sale of the shares offered hereby.

                  DESCRIPTION OF CAPITAL STOCK

Common Stock

        The Company's Certificate of Incorporation (the "Certificate") authorizes 200,000,000 shares of Common Stock, $0.01 par value per share, of which 48,559,385 shares were issued and outstanding as of March 18, 1998, and approximately 4,830,198 were reserved for issuance to approximately 480 current and former employees, seven non-employee directors, and two consultants upon exercise of outstanding stock options. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors. The Board of Directors presently consists of thirteen members divided into three classes.
The directors of the class elected at each annual meeting of stockholders hold office for a term of three years. Holders of Common Stock are entitled to receive dividends when, as and if declared from time to time by the Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding Preferred Stock, if any. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities subject to prior distribu-tion rights of any Preferred Stock then outstanding. The Common
Stock has no preemptive or conversion rights and is not subject to further calls or assessment by the Company. There are no redemp-tion or sinking fund provisions applicable to the Common Stock.
All currently outstanding Common Stock of the Company is duly authorized, validly issued, fully paid, and nonassessable.

Preferred Stock

        The Certificate authorizes 2,000,000 shares of Preferred Stock, $0.01 par value, none of which were outstanding as of April 17, 1998. The Board of Directors has the authority, without any further vote or action by the stockholders, to issue Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences, and limitations of such series to the full extent now or hereafter permitted by Delaware law. The Company has no present intention to issue Preferred Stock.

Anti-Takeover Provisions

        Management of the Company currently owns or has the right to acquire approximately 19.63% of the outstanding Common Stock. The provisions regarding the division of the Board of Directors into classes and the ability of the Board of Directors to issue
Preferred Stock as described above may make it more difficult for, and may discourage other persons or companies from making a tender offer for, or attempting to acquire, substantial amounts of the Company's Common Stock. This could have the effect of inhibiting changes in management and may also prevent temporary fluctuations in the market price of the Company's Common Stock which often result from actual or rumored takeover attempts.

Registrar and Transfer Agent

        The registrar and transfer agent for the Company's Common
Stock is Bank of New York, New York, New York.

                    SHARES ELIGIBLE FOR FUTURE SALE

        Sales of substantial amounts of Common Stock in the public market could adversely affect market prices of the Common Stock and make it more difficult for the Company to sell equity securities in the future at times and prices which it deems appropriate.

        As of April 8, 1998, 48,670,912 shares of Common Stock were issued and outstanding. Of those,3,754,451 were non-registered shares ("Restricted Shares") that were issued since December 31, 1995, in connection with reorganizations entered into by the Company. Restricted Shares may not be sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration such as the exemption provided by Rule 144 under the Securities Act, and then only in compliance with the volume and manner of sale limitations of Rule 144.

        In general, under Rule 144 a stockholder (or stockholders whose shares are aggregated) who has beneficially owned for at least one year shares privately acquired directly or indirectly from the Company or from an "affiliate" of the Company, and persons who are affiliates of the Company, are entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of the Company's Common Stock (approximately 486,709 shares at April 8, 1997) or the average weekly trading volume in the Company's Common Stock in the over-the-counter market during the four calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder (or stockholders whose shares are aggregated) who has not been an affiliate of the Company for at least 90 days and who has beneficially owned his Restricted Stock for at least two years is entitled to sell such shares under Rule 144 without regard to the volume and manner of sale limitations described above.

                         SELLING STOCKHOLDER

        Pursuant to an Agreement and Plan of Reorganization (the "Agreement") with Hood & Associates, Inc. ("H&A"), dated November
1, 1997, the Company issued 231,725 shares of Common Stock to the sole shareholder of H&A(the "Selling Stockholder"). Prior to the reorganization, H&A owned a 9% interest in the Outback/Charlotte-I Limited Partnership which owned and operated 28 Outback Steakhouse(R) restaurants located in the States of North Carolina and South Carolina. Under the terms of the Agreement, the Company has agreed to file a registration statement under the Securities Act to cover the sale of up to 25% of the shares issued to the Selling Stockholder, and to keep such registration statement effective for a period not to exceed 45 days from the date of this Prospectus. Accordingly, 46,346 shares of Common Stock covered by this Prospectus are being offered for sale by the Selling Stockholder.

        The number of shares being offered by the Selling Stockholder is governed by the preexisting agreements between the Selling Stockholder and the Company described above. The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 8, 1998, and as adjusted to reflect the assumed sale of all of the shares offered hereby by the Selling Stockholder.

                     Shares       Number of         Shares
                   Beneficially     Shares       Beneficially
                  Owned Prior to     Being     Owned After the
                    Offering       Offered         Offering
                 Number   Percent               Number  Percent
Hood, Dennis(F1) 231,725  0.4761   46,346       185,379 0.3809
Total Shares
Offered                            46,346

(1) Mr. Hood is employed by the Company as a Regional JV Partner and oversees the operations of the Company's restaurants in North and South Carolina.
                                 9

                           PLAN OF DISTRIBUTION

        The distribution of the shares of Common Stock by a Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, or on the NASDAQ National Market System (or any exchange on which the Common Stock may then be listed) in negotiated transactions, through the writing of options (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder also may pledge shares as collateral for margin accounts and such shares could be resold pursuant to the terms of such accounts.

        In order to comply with certain state securities laws, if applicable, the Common Stock will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or any exemption from registration or qualification is available and complied with.


                              LEGAL MATTERS

        The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Baker & Hostetler LLP, Cleveland, Ohio.

                                EXPERTS

        The financial statements incorporated in this Prospectus by reference from the Company's annual report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon such report given upon their authority as experts in accounting and auditing.










                                 10



No dealer, salesman, or other
person has been authorized to give
any information or to make any            OUTBACK STEAKHOUSE, INC.
representations other than those
contained in this Prospectus, and,
if given or made, such information              46,346 SHARES
or representations must not be
relied upon as having been so
authorized.  This Prospectus does
not constitute an offer to sell or a             COMMON STOCK
solicitation of an offer to buy
such securities in any jurisdiction
to any person to whom it is
unlawful to make such an offer or
solicitation in such jurisdiction.
Neither the delivery of this                     ----------
Prospectus nor any sale hereunder                PROSPECTUS
shall, under any circumstances,                  ----------
create any implication that there
has been no change in the affairs
of the Company since the date
hereof or that the information
contained herein is correct as of
any time subsequent to its date.



                   TABLE OF CONTENTS

                                                  Page

Available Information . . . . . . . . . . . . .     2
Incorporation of Certain
    Documents by Reference. . . . . . . . . . .     2
The Offering. . . . . . . . . . . . . . . . . .     3
The Company . . . . . . . . . . . . . . . . . .     3
Risk Factors  . . . . . . . . . . . . . . . . .     5
    Growth Strategy . . . . . . . . . . . . . .     5
    Competition . . . . . . . . . . . . . . . .     5      [April __, 1998]
    Dependence on Personnel . . . . . . . . . .     6
    Government Regulation . . . . . . . . . . .     6
Use of Proceeds . . . . . . . . . . . . . . . .     7
Description of Capital Stock. . . . . . . . . .     7
Shares Eligible for Future
    Sale. . . . . . . . . . . . . . . . . . . .     8
Selling Stockholder . . . . . . . . . . . . . .     9
Plan of Distribution. . . . . . . . . . . . . .    10
Legal Matters . . . . . . . . . . . . . . . . .    10
Experts . . . . . . . . . . . . . . . . . . . .    10


                              PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates. The Selling Stockholder will pay any transfer and sales taxes on the shares sold by them in this filing and the fees and expenses of its own counsel.

        SEC registration fee                              $  534.07
        Accounting fees and expenses                         500.00*
        Legal fees and expenses                              500.00*
        Blue Sky fees and expenses (including counsel fees)    0.00*
        Printing expenses                                    100.00*
        Transfer agent's and registrar's fees and expenses   200.00*
        Miscellaneous expenses                               200.00*
                                                           --------
             Total                                        $2,034.07*
                                                          =========
        *Estimated.

Item 15.       Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of
Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

     References are made to Article VI of the Registrant's Bylaws, a copy of which is incorporated herein by reference as Exhibit 3.2, which provide for indemnification of officers and directors of the Registrant to the full extent authorized by the aforesaid section of the General Corporation Law of the State of Delaware. Section 9 of Article VI of the Bylaws also authorizes the Registrant to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such article or Delaware law.

        Section 102(b) of the General Corporation Law of the State of Delaware permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. Reference is made to Article Eighth of the Registrant's Certificate of Incorporation, as amended, a copy of which is incorporated herein by reference as Exhibit 3.1, which limits a
                                 II-1

director's liability in accordance with the aforesaid section of the General Corporation Law of the State of Delaware.

        The Registrant has entered into Indemnification Agreements with its executive officers and directors, a form of which is incorporated herein by reference as Exhibit 4.2. These Indemnifi-cation Agreements provide that the executive officers and directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnity will be provided to any director or officer under these agreements on account of conduct that is finally adjudged to be knowingly fraudulent or deliberately dishonest or willful misconduct. In addition, no indemnification will be provided if there is a final adjudication that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, or of any similar statutory law, or on account of any compensation paid to a director or officer that is adjudicated to have been in violation of law, and in certain other circumstances.

        The agreements bind the Company to provide indemnification to directors and officers whether or not the Company maintains directors' and officers' liability insurance coverage and regard-less of any future changes in the Bylaws, although the agreements require the Company to use reasonable efforts to obtain and maintain such insurance. The protection to be afforded directors and officers by the agreements is broader than that provided under the indemnification provisions contained in the Bylaws. Under the agreements, unlimited indemnification is provided in respect of judgments and amounts paid in settlement of derivative actions, while under the Bylaws, indemnity in derivative actions is limited to expenses of the directors or officers and is provided only if the director or officer is successful on the merits. Moreover, under the Bylaws, indemnity generally is permitted only if an individual determination is made that the person claiming indemnity has met certain specified standards of conduct. This same require-ment is not contained in the contracts.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or
                                 II-2

paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.       Exhibits and Financial Statement Schedules.

        Exhibit
        Number                                               Description

        2.1 Agreement and Plan of Reorganization, dated November 1, 1997, among Outback Steakhouse, Inc., Outback Steakhouse of Florida, Inc., Hood & Associates, Inc. and Dennis Hood (included as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

        3.1 Certificate of Incorporation of the Company (included as an exhibit to Registrant's Registration Statement of Form S-1, No. 33-40255, and incorporated herein by reference).

        3.2 Bylaws of the Company (included as an exhibit to Registrant's Registration Statement of Form S-1, No. 33-40255, and incorporated herein by reference).

        4.1 Specimen Stock Certificate (included as an exhibit to the Registrant's Registration Statement on Form S-1,
               No. 33-40255, and incorporated herein by reference).

        4.2 Form of Indemnification Agreement with officers and directors (included as an exhibit to the Registrant's Registration Statement on Form S-1, No. 33-40255, and incorporated herein by reference).

          5 Opinion of Baker & Hostetler LLP as to the legality of the shares of Common Stock being registered (filed herewith).

        23.1 Consent of Baker & Hostetler LLP (contained in its opinion filed herewith as Exhibit 5 and incorporated herein by reference).

        23.2   Consent of Deloitte & Touche LLP (filed herewith).

        24.1   Power of Attorney (found in Part II on Page II-6).


                                 II-3

Item 17.  Undertakings

        The undersigned Registrant hereby undertakes:
        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section
        10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration
                                 II-4

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
        The undersigned Registrant hereby undertakes that:
        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 17th day of April, 1998.

                                   OUTBACK STEAKHOUSE, INC.


                                   By:/s/Joseph J. Kadow
                                      Joseph J. Kadow,
                                      Vice President and Secretary

                                 II-5

                    Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris T. Sullivan, Robert S. Merritt and Joseph J. Kadow, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                    Title                           Date

/s/ Chris T. Sullivan
Chris T. Sullivan       Chairman, Chief Executive       April 17, 1998
                        Officer, and Director
                        (Principal Executive Officer)

/s/ Robert S. Merritt
Robert S. Merritt       Senior Vice President, Chief    April 17, 1998
                        Financial Officer, Treasurer,
                        and Director (Principal
                        Financial Officer, and
                        Principal Accounting Officer)

/s/ Robert D. Basham
Robert D. Basham        President, Chief Operating      April 17, 1998
                        Officer, and Director

/s/ J. Timothy Gannon
J. Timothy Gannon       Senior Vice President           April 17, 1998
                        and Director

/s/ Edward L. Flom
Edward L. Flom          Director                        April 17, 1998

/s/ John A. Brabson, Jr.
John A. Brabson, Jr.    Director                        April 17, 1998

/s/ Charles H. Bridges
Charles H. Bridges      Director                        April 17, 1998

/s/ W. R. Carey, J.
W. R. Carey, Jr.        Director                        April 17, 1998

/s/ Lee Roy Selmon
Lee Roy Selmon          Director                        April 17, 1998

/s/ Nancy Schneid
Nancy Schneid           Director                        April 17, 1998
                        Vice President-Marketing
                        of Outback Steakhouse of
                        Florida, Inc.

/s/ Debbi Fields
Debbi Fields            Director                        April 17, 1998

                                 II-7

/s/ Toby S. Wilt
Toby S. Wilt            Director                        April 17, 1998


/s/ Paul E. Avery
Paul E. Avery           Director                        April 17, 1998

                                 II-8